Exhibit 99.1
PRESS RELEASE	Contact:	Tiffany K. Glenn
For Immediate Release		Senior Vice President
and Marketing Officer
(757) 217-1000

FIRST HALF EARNINGS INCREASE 13%; TOTAL ASSETS UP 23%
REPORTS HAMPTON ROADS BANKSHARES

NORFOLK, VIRGINIA, JULY 12, 2007: Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), the financial holding company for Bank of Hampton Roads, today announced that net income in the second quarter of 2007 was $1,728,691, an increase of 9.8% over the comparable period in 2006. Diluted earnings per share for the quarter were $0.17 compared with $0.19 in the second quarter of 2006. For the first six months of 2007, the company earned $3,261,013, or $0.31 per diluted share, compared to $2,894,011, or $0.34 per diluted share in the same period in 2006. Earnings per share comparisons were affected by a greater number of shares outstanding in the 2007 periods.

In the third quarter of 2006, the company raised approximately $19 million in new capital through a fully subscribed rights offering of 670,000 shares of common stock and a fully subscribed public offering of 1,179,200 shares of common stock.

Second quarter 2007 profitability ratios were also affected by the increased capital. For the quarter, return on average assets was 1.35% and return on average shareholders’ equity was 9.76%. For the first half of 2007, the ratios were 1.32% and 9.29%, respectively.

As of June 30, 2007, the company’s total assets were $522 million or 22.9% ahead of $424 million a year ago. The majority of asset growth occurred in the loan portfolio with total loans increasing 29.6% to $429 million from $331 million a year earlier. Total deposits were up 17.8% from $332 million a year ago to end the quarter at $391 million. Shareholders’ equity was $72 million at June 30, 2007 compared to $50 million on June 30, 2006.

Higher net interest income generated by the company’s loan portfolio was the main factor in the increased earnings in 2007. Net interest income of $6,120,004 for second quarter 2007 was 17.7% higher than second quarter 2006. Net interest income for the first half of the year was $11,773,605, also 17.7% better than the same period in 2006. The cost of funding the company’s tremendous loan growth had an impact on net interest margin which ended the quarter at 5.08%, down 33 basis points from second quarter 2006. For the first half of the year, net interest margin was 5.07% compared to 5.33% in 2006.

Non-interest expense for second quarter 2007 increased 13.28% from second quarter 2006. The increase was attributable to costs associated with increasing the bank’s lending staff during the second half of 2006.

The company’s credit quality continues to be strong. The nonperforming assets to total assets ratio was 0.31% on June 30, 2007, down 9 basis points from 0.40% on June 30, 2006. Because of the company’s robust loan growth, $468,000 was added to the loan loss reserve in 2007.

Company President and Chief Executive Officer Jack W. Gibson commented, “I am exceptionally pleased with our 10% increase in net income over second quarter 2006. Our customer service oriented approach to banking as well as our increased legal lending limit has helped to produce nearly $100 million in new loans over the last twelve months. This strong growth has reduced the impact on Hampton Roads Bankshares from the tightening margins being experienced throughout our industry. In fact, our net interest margin grew slightly from first quarter to second quarter 2007.”

About Hampton Roads Bankshares
Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates 17 banking offices in the Hampton Roads region of southeastern Virginia and is scheduled to open another this year. Shares of Hampton Roads Bankshares common stock are traded on the NASDAQ Capital Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

Hampton Roads Bankshares, Inc.
Financial Highlights
Unaudited

	Three Months Ended			Six Months Ended
Operating Results	June 30, 2007	June 30, 2006	% Change	June 30, 2007	June 30, 2006	% Change
Interest income	$9,519,092	$7,149,441	33.14%	$18,262,643	$13,665,841	33.64%
Interest expense	3,399,088	1,951,543	74.17%	6,489,038	3,666,281	76.99%
Net interest income	6,120,004	5,197,898	17.74%	11,773,605	9,999,560	17.74%
Provision for loan losses	246,000	-	-	468,000	-	-
Noninterest income	829,616	799,597	3.75%	1,753,592	1,714,055	2.31%
Noninterest expense	4,082,991	3,604,487	13.28%	8,116,869	7,314,924	10.96%
Income taxes	891,938	818,898	8.92%	1,681,315	1,504,680	11.74%
Net income	$1,728,691	$1,574,110	9.82%	$3,261,013	$2,894,011	12.68%

Earnings per share:
Basic	$0.17	$0.19	-10.53%	$0.32	$0.35	-8.57%
Diluted	0.17	0.19	-10.53%	0.31	0.34	-8.82%
Book value per share	6.96	6.01	15.81%	6.96	6.01	15.81%

Balance Sheet at Period-End
Total loans	$428,539,544	$330,622,034	29.62%	$428,539,544	$330,622,034	29.62%
Total securities	54,001,693	62,643,478	-13.80%	54,001,693	62,643,478	-13.80%
Total deposits	390,691,860	331,737,325	17.77%	390,691,860	331,737,325	17.77%
Other borrowings	53,000,000	39,300,000	34.86%	53,000,000	39,300,000	34.86%
Shareholders’ equity	71,522,940	49,839,132	43.51%	71,522,940	49,839,132	43.51%
Total assets	521,535,704	424,276,832	22.92%	521,535,704	424,276,832	22.92%

Daily Averages
Total loans	$418,174,877	$312,255,757	33.92%	$404,368,918	$301,872,919	33.95%
Total securities	55,884,879	70,513,927	-20.75%	57,250,072	72,865,653	-21.43%
Total deposits	384,455,724	324,308,301	18.55%	375,524,360	321,116,049	16.94%
Other borrowings	52,037,912	38,963,736	33.55%	46,831,657	35,696,685	31.19%
Shareholders’ equity	71,078,395	49,751,790	42.87%	70,752,176	49,159,625	43.92%
Interest-earning assets	483,384,531	385,381,945	25.43%	468,528,672	378,662,040	23.73%
Interest-bearing liabilities	335,292,898	257,897,474	30.01%	324,602,359	255,001,893	27.29%
Total assets	514,225,395	416,612,862	23.43%	499,465,975	409,910,437	21.85%

Financial Ratios
Return on average assets	1.35%	1.52%	-0.17	1.32%	1.42%	-0.10
Return on average equity	9.76%	12.69%	-2.93	9.29%	11.87%	-2.58
Net interest margin	5.08%	5.41%	-0.33	5.07%	5.33%	-0.26
Efficiency ratio	58.75%	60.10%	-1.35	60.00%	62.45%	-2.45

	Three Months Ended			Six Months Ended
Allowance for Loan Losses	June 30, 2007	June 30, 2006	% Change	June 30, 2007	June 30, 2006	% Change
Beginning balance	$4,133,702	$3,716,998	11.21%	$3,910,943	$3,597,497	8.71%
Provision for losses	246,000	-	-	468,000	-	-
Charge-offs	10,775	3,500	207.86%	10,775	53,914	-80.01%
Recoveries	7,908	12,853	-38.47%	8,667	182,768	-95.26%
Ending balance	4,376,835	3,726,351	17.46%	4,376,835	3,726,351	17.46%

Nonperforming Assets
Nonaccrual loans	$1,560,014	$1,700,473	-8.26%	$1,560,014	$1,700,473	-8.26%
Loans 90 days past due and still accruing interest	-	14,119	-	-	14,119	-
Other real estate owned	77,937	-	-	77,937	-	-
Total nonperforming assets	1,637,951	1,714,592	-4.47%	1,637,951	1,714,592	-4.47%

Asset Quality Ratios
Nonperforming assets to total assets	0.31%	0.40%	-0.09	0.31%	0.40%	-0.09
Allowance for loan losses to total loans	1.02%	1.13%	-0.11	1.02%	1.13%	-0.11
Allowance for loan losses to nonperforming assets	267.21%	217.33%	49.88	267.21%	217.33%	49.88

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed and furnished to the Securities and Exchange Commission.

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